U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2010

MAJIC Wheels Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-161914	46-0523031
(Commission File No.)	(IRS Employer Identification No.)

7908 Interstate Court
North Ft Myers, FL 33917
Phone Number:  239-567-4702
(Address and telephone number of principal executive offices and place of business)

c/o Jacob Elhadad
5A Hataltan Street
Jerusalem, Israel 96926
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -- Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On July 20, 2010, MAJIC Wheels Corp. (the “Company”) sold an aggregate of 54,000,000 shares of Common Stock to BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. for a total of $118,000 pursuant to an Agreement for the Purchase of Common Stock (the “Agreement”).  The shares represent approximately 36% of the total outstanding securities of the Company.   The shares were sold without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.  A copy of the Agreement is annexed hereto as Exhibit 10.1.

Also on July 20, 2010, Eran Gronich sold an aggregate of 4,000,000 shares of Common Stock of the Company to BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. for a total of $4,000 pursuant to an Agreement for the Purchase of Common Stock (the “Agreement”).  The shares were sold without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Also on July 20, 2010, Daniel Elbaz sold an aggregate of 18,000,000 shares of Common Stock of the Company to BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. for a total of $18,000 pursuant to an Agreement for the Purchase of Common Stock (the “Agreement”).  The shares were sold without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Section 5 -- Corporate Governance and Management

Item 5.01	Changes in Control of Registrant

Reference is made to disclosure in Item 3.02 above.  As a result of the Stock Purchases of BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. control of the Company in the form of a total of 50.6% of the total issued and outstanding shares of common stock of the Company which total 150,000,000 was changed to BAJA 4 X 4 OFFROAD & FABRICATIONS, INC.

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

In connection with the Changes in Control of Registrant, Asher Zwebner resigned, effective July 23, 2010, as Interim CEO, CFO and Director and Judah Steinberger as Secretary and Director of the Company.

The Officer/Directors resigning have stated in their resignation letters that their resignations do not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Officer/Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission.  Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

Effective as of July 23, 2010, the following individuals were elected to the Board of Directors of the Company:

Name	Age	Position
Denise S. Houghtaling	41	President and Director
Mark Houghtaling	33	Vice-President, Secretary and Director

Denise Houghtaling – President and Director

Denise and her family have been in the construction, development an waste management business for over forty years.

Denise is responsible for all general operations and is responsible for identifying potential acquisitions that can roll up in the existing operating company.  She is responsible for all day to day operations, market research, internet marketing, business plan developments including the changes that is occurring in the waste industry, both locally and nationally.  Denise has been involved throughout the local and regional community donating time and service to charitable organizations and government assistance programs.  Previously Denise was Vice President to a regional trucking and site work business along with being a Vice President to a major local residential builder.  Denise holds a State of Florida Real Estate Broker's license.

Mark Houghtaling – Vice President and Director

Mark has over twenty years experience in the construction and manufacturing business.  Mark is responsible for product development, vehicle maintenance and repairs, future expansion of fuel efficient vehicles and GPS logistics of inventory.  Mark brings his manufacturing and fabrication background and intertwines it with real life workings of a waste company to ensure that vehicles are working at their highest potential and that preventative maintenance is performed for limited vehicle repair surprises.  Previously Mark was President of a regional Excavation company.  Mark also was the President of a Heavy Truck and Tractor Repair Facility.

Section 8– Other Events

Item 8.01 Other Events

The Company has relocated its Executive/Corporate offices as follows:

7908 Interstate Court
North Ft Myers, FL 33917

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit10.1	Stock Purchase Agreement
Exhibit17.1	Resignation Letter of Asher Zwebner
Exhibit17.2	Resignation Letter of Judah Steinberger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2010

MAJIC Wheels Corp.

By:	Denise S. Houghtaling
Denise S. Houghtaling
Title: President and Director
(Principal Executive Officer)